Exhibit 5.1

BOSTON CONNECTICUT FLORIDA NEW JERSEY NEW YORK WASHINGTON, DC
DAY PITNEY LLP Attorneys at Law 605 Third Avenue 31st Floor New York, NY10158

                                                                                                                                                                                                         August 17, 2020

TransAct Technologies Incorporated
One Hamden Center
2319 Whitney Avenue, Suite 3B
Hamden, Connecticut  06518

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) filed by TransAct Technologies Incorporated, a Delaware corporation (the “Company”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 800,000 shares of common stock of the Company, $.01 par value (the “Shares”), issuable upon the exercise of stock options or stock appreciation rights or upon the grant of other stock-based awards available for grant under the TransAct Technologies Incorporated 2014 Equity Incentive Plan, as Amended and Restated (the “Plan”).
We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Registration Statement, the Certificate of Incorporation of the Company, as amended, and the Amended and Restated By-laws of the Company, each as currently in effect, relevant resolutions of the Board of Directors of the Company or committees thereof and such corporate records, documents, agreements, instruments and certificates of public officials of the State of Delaware and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.
In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons and the conformity with the originals of all documents submitted to us as copies.
Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares will be validly issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Act; (ii) the Shares have been duly issued and sold as contemplated by the Registration Statement (including the related prospectus which is not filed herewith) and the Plan; and (iii) either a certificate representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof upon payment of the agreed consideration therefor, if any, or if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchaser thereof, upon payment of the agreed consideration therefor, if any, in accordance with the terms of the Plan.

TransAct Technologies Incorporated
August 17, 2020

The foregoing opinion is limited to General Corporation Law of the State of Delaware. We express no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DAY PITNEY LLP

DAY PITNEY LLP

SWG